UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

CLOUGH GLOBAL OPPORTUNITIES FUND

(Name of Registrant as Specified In Its Charter)

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[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

YOUR IMMEDIATE ATTENTION IS REQUESTED

Annual Meeting of Shareholders Scheduled for August 3, 2017

Clough Global Opportunities Fund

Dear Shareholder:

Clough Global Opportunities Fund (the “Fund”), will hold its Annual Meeting of Shareholders at 10:00 am ET, at the offices of Clough Capital Partners L.P., One Post Office Square, 39th Floor, Boston, MA 02109 on August 3.  As this meeting is fast approaching, we encourage shareholders to vote in advance of the meeting.  On July 10, the Fund reached a settlement agreement with Saba Capital Management, L.P. (“Saba”) under which Saba  has withdrawn its nominees and its proposal regarding the classified board structure of the Fund.   In an effort to minimize further expenses, we ask you to please take a moment now to submit your vote on the enclosed WHITE proxy card. You may think your vote is inconsequential but your participation helps us to avoid costly adjournments and additional solicitation efforts.

Shareholders will be asked to vote on the following proposals:

1.	To elect three (3) Trustees of the Fund, each to hold office for the term indicated and until their successor shall have been elected and qualifies.

2.
To consider and vote upon a shareholder proposal, if properly presented before the Meeting.  Although Saba has agreed not to submit for consideration proposal 2, we nevertheless urge you to vote AGAINST this proposal.

While to date an overwhelming majority of the votes received have been cast according to your Board of Trustee’s recommendation on the proposals, a quorum of the shares entitled to vote has not yet been achieved.

The proxy statement is available online at www.OkapiVote.com/Clough

In order for your vote to be represented, we must receive your voting instructions.  For your convenience, please use any of the following methods to submit your vote:

1.	By Internet
Follow the simple instructions on the enclosed proxy card.

2.	By Touchtone
Call the toll-free number located on your proxy card and follow the simple instructions.

3.	By Mail
Simply return your executed proxy card in the envelope provided.

We encourage you to please use either of the first two options to ensure your vote is captured in time for the meeting.

If you have any questions, please call Okapi Partners, our proxy solicitor, toll-free at 888-785-6668.

Please take a moment and vote today!  Thank you!